UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Lance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LANCE, INC. LOGO]

Charlotte, North Carolina

Notice of Annual Meeting of Stockholders to be held April 21, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. (the “Company”) will be held at the principal office of the Company, 8600 South Boulevard, Charlotte, North Carolina, on Thursday, April 21, 2005, at 2:00 p.m., local time, for the purpose of considering and acting upon the following:

1.	The election of three Directors.

2.	A proposal to approve the Lance, Inc. 2005 Employee Stock Purchase Plan.

3.	A proposal to ratify the selection of KPMG LLP as independent public accountants for fiscal year 2005.

4.	Any and all other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 1, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

     The Board of Directors will appreciate your prompt vote by a toll-free telephone number, the Internet or the prompt return of the enclosed proxy card, dated and signed. Instructions regarding all three methods of voting are contained in the proxy card.

By Order of the Board of Directors

B. Clyde Preslar
Secretary

Charlotte, North Carolina
March 21, 2005

LANCE, INC.

P. O. Box 32368, Charlotte, North Carolina 28232

PROXY STATEMENT

General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. (the “Company”) to be held at its principal office, 8600 South Boulevard, Charlotte, North Carolina, at 2:00 p.m., local time, on Thursday, April 21, 2005. This Proxy Statement and accompanying Proxy are first being sent to the stockholders of the Company on or about March 21, 2005.

     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Georgeson Shareholder (“GS”) to deliver proxy materials to, and solicit proxies from, these institutions. GS will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $6,500. The total cost of soliciting proxies will be borne by the Company.

     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Post Office Box 32368, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in the accompanying form will be voted as therein set forth at the meeting or any adjournment thereof.

     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. Proposals by stockholders, if any, that are properly submitted to the Secretary of the Company within the time period and in the manner provided in the Company’s Bylaws will also be considered at the meeting. If any such proposals or any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company held by them of record at the close of business on March 1, 2005, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on March 1, 2005 was 29,824,588.

Principal Stockholders and Holdings of Management

     At January 31, 2005, the only person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company was as follows:

	Number of Shares	Percent of
Name and Address of	And Nature of	Common Stock
Beneficial Owner	Beneficial Ownership	Outstanding (1)
Barclays Global Investors, NA 45 Fremont Street, 17th Floor San Francisco, CA 94105	1,983,455 (2)	6.7%

(1)	Based on 29,764,872 shares outstanding on January 31, 2005 plus options held by such person that are currently exercisable or exercisable within 60 days.

(2)	Based on a Schedule 13G filed on February 14, 2005 by Barclays Global Investors, NA, a bank, and affiliates reporting shares held on December 31, 2004. The Schedule 13G reports that Barclays Global Investors, NA and affiliates have sole power to vote 1,821,502 of such shares and sole power to dispose of 1,983,455 of such shares.

     Based on information available to the Company, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on January 31, 2005, approximately 7,500,000 shares of the Common Stock of the Company (approximately 25% of the outstanding shares). Of such shares, approximately 2,400,000 shares are held by fiduciaries having the sole power to vote and dispose. Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to the Company. There are approximately 70 Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of January 31, 2005, information as to the beneficial ownership of the Company’s $.83-1/3 par value Common Stock by all Directors and nominees, Named Executive Officers (as defined herein), and Directors and executive officers of the Company as a group.

	Number of Shares		Percent of
	And Nature of		Common Stock
Name of Beneficial Owner	Beneficial Ownership (1)		Outstanding (2)
Barbara R. Allen	0		*
David L. Burner	5,500	(3)	*
William R. Holland	31,554	(4)	*
Scott C. Lea	41,599	(5)	*
W. J. Prezzano	20,500	(6)	*
Robert V. Sisk	17,780	(7)	*
David V. Singer	2,000	(8)	*
Paul A. Stroup, III	252,249	(9)	*
	1,409,292	(10)	4.7%
Dan C. Swander	1,000	(11)	*
Isaiah Tidwell	30,099	(4)	*
S. Lance Van Every	464,767	(12)	1.6%
L. Rudy Gragnani	62,935	(13)	*
Earl D. Leake	74,176	(14)	*
Frank I. Lewis	61,412	(15)	*
B. Clyde Preslar	134,721	(16)	*
Directors and executive officers as a group (17 persons)	2,721,969	(17)	9.1%

*	Less than 1%.

(1)	All shares are owned directly and with sole voting and dispositive power except as otherwise noted.

(2)	Based on 29,764,872 shares outstanding on January 31, 2005 plus options held by such person that are currently exercisable or exercisable within 60 days.

(3)	Includes 2,500 shares subject to exercisable options and 2,000 shares of restricted stock.

(4)	Includes 27,500 shares subject to exercisable options and 2,000 shares of restricted stock.

(5)	Includes 12,000 shares held by a revocable trust of which Mr. Lea is the grantor and beneficiary, 27,500 shares subject to exercisable options and 2,000 shares of restricted stock.

(6)	Includes 18,500 shares subject to exercisable options and 2,000 shares of restricted stock.

(7)	Includes 15,500 shares subject to exercisable options, 222 shares held by Mr. Sisk’s wife and 2,000 shares of restricted stock.

(8)	Includes 2,000 shares of restricted stock.

(9)	Includes 195,738 shares subject to exercisable options, 589 shares held by Mr. Stroup’s wife and 16,900 shares of restricted stock.

(10)	Consists of shares held by the Philip L. Van Every Foundation (the “Foundation”) of which Mr. Stroup is a member of the Board of Administrators, which holds sole voting and dispositive power over such shares.

(11)	Includes 1,000 shares of restricted stock.

(12)	Includes 82,500 shares subject to options currently exercisable and 2,000 shares of restricted stock. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 34,910 shares as to which he had shared power to vote and dispose, including 1,000 shares held by his wife.

(13)	Includes 47,375 shares subject to exercisable options and 6,850 shares of restricted stock.

(14)	Includes 58,600 shares subject to exercisable options, 125 shares held by a trust for his daughter and 7,025 shares of restricted stock.

(15)	Includes 49,688 shares subject to exercisable options and 9,150 shares of restricted stock.

(16)	Includes 98,063 shares subject to exercisable options and 8,875 shares of restricted stock.

(17)	Includes 787,426 shares subject to exercisable options held by Directors and executive officers, 1,409,292 shares held by the Foundation of which Mr. Stroup is a member of the Board of Administrators and 82,050 shares of restricted stock.

Election of Directors

     At the meeting, three Directors will be elected to serve until the Annual Meeting of Stockholders in 2008. Each such Director shall be elected to serve subject to the provisions of the Bylaws and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and broker “non-votes” are not taken into account in determining a plurality.

     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for three nominees including such substitutes as shall be designated by the Board of Directors.

     Of the three nominees listed below, Messrs. Prezzano and Sisk are currently members of the Board of Directors. Messrs. Prezzano and Sisk were elected to their current terms, which expire in 2005, at the Annual Meeting of Stockholders held April 25, 2002. Ms. Allen is a nominee for election to her first term as a member of the Board of Directors.

Name and Director Since (1)	Age	Information About Nominees and Directors
Barbara R. Allen	52	Partner, The Everest Group, Chicago, IL (management consulting), since 2003; Chief Executive Officer, Women’s United Soccer Association, New York, NY (U.S. women’s professional soccer league), January-December 2001; Chief Operating Officer, Paladin Resources, LLC, Louisville, CO (internet service provider management), February-October 2000; President of Corporate Supplier Solutions, Corporate Express, Broomfield, CO (distributor of office supply products), 1998-2000. From 1975 to 1998, Quaker Oats Co., Chicago, IL (a food and beverage marketer and manufacturer), where she was Executive Vice President of International Foods 1995-1998; Director of Maytag Corporation

W. J. Prezzano 1998	64	Private investor since 1997; Vice Chairman of Eastman Kodak, Inc., Rochester, NY (imaging) 1996-1997; Director of TD Bank Financial Group (Toronto, Canada) and Roper Industries, Inc.

Robert V. Sisk (2) 1990	69	Private investor since 2002; President and Chief Executive Officer of Piedmont Engineering Corp., Charlotte, NC (industrial refrigeration systems) 1965-2002

     The three members of the Board of Directors listed below were elected to their current terms, which expire in 2007, at the Annual Meeting of the Stockholders held April 22, 2004.

Name and Director Since (1)	Age	Information About Nominees and Directors
S. Lance Van Every (2) 1990	57	Private investor for more than the past five years

David V. Singer 2003	49	Executive Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, Charlotte, NC (beverage manufacturing and distribution), since 2001; Vice President and Chief Financial Officer, Coca-Cola Bottling Co. Consolidated, 1986-2001

Dan C. Swander 2004	61	Executive Vice President, Basic American Foods, Inc., Walnut Creek, CA (food manufacturing), since August 2005; President and Chief Operating Officer of International Multifoods Corporation, Minnetonka, MN (food manufacturing) 2001–2004; Chairman and Director, Swander Pace & Company, San Francisco, CA (strategy consulting firm specializing in the food, beverage and packaged goods industries) 1987-2001

     The four members of the Board of Directors listed below were elected to their current terms, which expire in 2006, at the Annual Meeting of the Stockholders held April 24, 2003.

Name and Director Since (1)	Age	Information About Nominees and Directors
David L. Burner 2002	65	Private investor since 2003; Chairman of the Board, Goodrich Corp., Charlotte, NC (aerospace systems), 1997-2003; Chief Executive Officer, Goodrich Corp., 1997-2003; Director of Briggs & Stratton Corporation, Milacron Inc., Progress Energy, Inc. and Engelhard Corporation

William R. Holland 1993	66	Private investor since May 2001; Chief Executive Officer of United Dominion Industries Limited, Charlotte, NC (diversified manufacturing company), 1986-2000; Chairman of United Dominion Industries Limited, 1986-May 2001; Director of Goodrich Corp. and EnPro Industries, Inc.

Paul A. Stroup, III 1986	53	Chairman of the Board of the Company since 1999, Chief Executive Officer of the Company since 1995 and President since 1994; Member, Regional Board of Wachovia Bank, N.A.

Isaiah Tidwell 1995	60	Private Investor since March 2005; Georgia Wealth Management Director, Executive Vice President – Wachovia Bank, N.A., Atlanta, GA, 2001 – 2005; President, Georgia Banking – Wachovia Bank, N.A., Atlanta, GA, 1999-2001; and Executive Vice President and Southern/Western Regional Executive of Wachovia Bank, N.A., 1996-1999; Director of Ruddick Corporation

(1)	The information about the Directors was furnished to the Company by the Directors.

(2)	Mr. Van Every and Mr. Sisk’s wife are cousins.

     Scott C. Lea will retire from the Board of Directors in accordance with age guidelines for membership on the Board of Directors when his term expires at the 2005 Annual Meeting of Stockholders. Accordingly, he will not stand for re-election. J. W. Disher, a former Chief Executive Officer and member of the Board of Directors of the Company, passed away in March 2004.

     Robert V. Sisk served as President of Piedmont Engineering Corp. (Piedmont), Charlotte, North Carolina, from 1965 until 2002. In March 2002, Piedmont filed a voluntary petition under Chapter 7 of the Federal Bankruptcy Code, which will result in the liquidation of Piedmont.

The Board of Directors and its Committees

     The Board of Directors met fourteen times during the fiscal year. Each Director attended 75% or more of the total number of meetings of the Board of Directors and all Committees on which he served. The full Board of Directors has determined that the following Directors are independent directors, within the meaning of the applicable listing standards of the National Association of Securities Dealers, Inc. (the “NASD”): David L. Burner, William R. Holland, Scott C. Lea, W. J. Prezzano, David V. Singer, Robert V. Sisk, Dan C. Swander, Isaiah Tidwell and S. Lance Van Every. In April 2004, W. J. Prezzano was appointed Lead Independent Director.

     In addition to its other committees, the Board of Directors has an Audit Committee, a Compensation Committee, a Stock Award Committee and a Governance and Nominating Committee.

     Audit Committee. The Audit Committee is composed of Robert V. Sisk, Chairman, David L. Burner, W. J. Prezzano, David V. Singer and Isaiah Tidwell and is primarily responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board of Directors has determined that Messrs. Singer and Burner are “audit committee financial experts,” within the meaning of the regulations of the Securities and Exchange Commission. All of the members of the audit committee are independent directors within the meaning of the applicable listing standards of the NASD. The Audit Committee met six times during the fiscal year. The report of the Audit Committee with respect to the 2004 fiscal year is set forth under the heading “Report of the Audit Committee” below.

     Compensation Committee. The Compensation Committee provides overall guidance to the Company’s compensation and benefit programs. The Compensation Committee is currently composed of five members of the Board of Directors: William R. Holland, Chairman, Scott C. Lea, David V. Singer, W. J. Prezzano and S. Lance Van Every. The Compensation Committee met four times during the fiscal year. The Committee’s recommendations regarding the compensation of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board of Directors.

     Stock Award Committee. The Stock Award Committee is composed of William R. Holland, Chairman, W. J. Prezzano, David V. Singer and S. Lance Van Every. The

Stock Award Committee administers the Company’s stock incentive plans. The Committee consults with the Compensation Committee as to the role of stock incentives in the overall compensation program but has sole authority for grants under the Company’s stock incentive plans. The Stock Award Committee met two times during the fiscal year.

     Governance and Nominating Committee. The Governance and Nominating Committee is composed of W. J. Prezzano, Chairman, Scott C. Lea, Robert V. Sisk, Dan C. Swander and S. Lance Van Every. The Governance and Nominating Committee functions pursuant to a written charter adopted by the Board of Directors, which is posted on the Company’s website, www.lance.com. The Governance and Nominating Committee’s functions include identifying, evaluating and recommending candidates for election to the Board of Directors of the Company and reviewing and recommending appropriate changes in the Company’s corporate governance principles, codes of conduct and ethics and other corporate governance documents. The Committee is also responsible for reviewing related party transactions. All of the members of the Committee are independent directors, within the meaning of the applicable listing standards of the NASD. The Governance and Nominating Committee met two times during the fiscal year.

     In identifying potential Director candidates, the Governance and Nominating Committee seeks input from other members of the Board of Directors and executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by the Governance and Nominating Committee. The Committee has retained a third-party search firm to assist in identifying potential Director Candidates. The Committee will also consider Director candidates recommended by stockholders to stand for election at the Annual Meeting of Stockholders, so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Director Candidates.” Barbara R. Allen, a nominee for election to the Board of Directors, was recommended to the Governance and Nominating Committee by a third-party search firm retained by the Committee.

     In evaluating Director candidates, the Chairman of the Governance and Nominating Committee and the Company’s Lead Independent Director, who is appointed by the Board of Directors, may conduct interviews with certain candidates and make recommendations to the Committee. The individual members of the Committee may also conduct interviews with Director candidates upon request, and the Committee may retain, at its discretion, third-party consultants to assess the skills and qualifications of the candidates.

     The Governance and Nominating Committee has not set specific, minimum qualifications that must be met by a Director candidate. In evaluating candidates for recommendation to the Board of Directors, the Committee will consider the following factors, in addition to any other factors that it deems appropriate:

•	whether the candidate is of the highest ethical character and shares the values of the Company;

•	whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company;

•	whether the candidate’s characteristics, experiences, perspectives and skills would benefit the Board of Directors given the current composition of the Board of Directors;

•	whether the candidate is “independent” as defined by NASD listing standards and other applicable laws, rules or regulations regarding independence;

•	whether the candidate qualifies as someone who is “financially sophisticated” or as an “audit committee financial expert” as described in NASD listing standards or any other applicable laws, rules or regulations;

•	whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director or violate any applicable NASD listing standard or other applicable law, rule or regulation;

•	whether the candidate’s service as an executive officer of another company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

•	if the candidate is an incumbent Director, the Director’s overall service to the Company during the Director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the Director.

     The Governance and Nominating Committee assesses and reviews these guidelines with the Board of Directors each year and modifies them as appropriate. The Board of Directors also considers these guidelines in carrying out its responsibility for filling vacancies and selecting nominees for election as directors at Annual Meetings of Stockholders. All director candidates, including candidates appropriately recommended by stockholders, are evaluated in accordance with the process described above.

Stockholder Recommendations of Director Candidates

     Stockholders who wish to recommend director candidates for consideration by the Governance and Nominating Committee may do so by mailing a written recommendation to the Chairman of the Governance and Nominating Committee, c/o Secretary, Lance, Inc., Post Office Box 32368, Charlotte, North Carolina 28232. Such recommendation must include the following information:

•	the name and address of the stockholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

•	the class and number of shares of stock of the Company that are owned beneficially and of record by the stockholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

•	sufficient biographical information concerning the director candidate, including a statement about the director’s qualifications;

•	all other information regarding each director candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	description of all arrangements or understandings among the stockholder and the candidate and any other person or persons pursuant to which the recommendation is being made; and

•	a written consent of the candidate to be named in the Company’s proxy statement and to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.

     Recommendations by stockholders for director candidates to be considered by the Governance and Nominating Committee for the 2006 Annual Meeting of Stockholders must be submitted by November 21, 2005. The submission of a recommendation by a stockholder in compliance with these procedures will not guarantee the selection of the stockholder’s candidate or the inclusion of the candidate in the Company’s proxy statement.

     The Bylaws of the Company also provide that nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders by any stockholder entitled to vote on such election. Such nominations must be submitted in writing to the Secretary of the Company at the principal office of the Company at least 75 days, but not more than 105 days, before the first anniversary of the preceding year’s annual meeting, and in accordance with the procedures specified in Section 3.3 of the Bylaws of the Company. The presiding officer at the Annual Meeting of Stockholders may refuse to accept the nomination of any person that is not submitted in compliance with such procedures.

Stockholder Communications with the Board of Directors

     The Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors on matters relevant to the Company. As such, each of the Company’s Directors is requested to attend in person the Annual Meeting of Stockholders. Nine of the members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

     It is also the policy of the Company that stockholders may, at any time, communicate with any of the Company’s Directors by mailing a written communication to such Director, c/o Secretary, Lance, Inc., Post Office Box 32368, Charlotte, North Carolina 28232.

     All communications received in accordance with these procedures will be reviewed by the Secretary and forwarded to the appropriate Director or Directors unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient. Examples of stockholder communications that would be considered improper for submission include communications that:

•	do not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relate to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	are advertisements or other commercial solicitations;

•	are frivolous or offensive; or

•	are otherwise not appropriate for delivery to Directors.

Report of Compensation and Stock Award Committees on Executive Compensation

     The Company’s philosophy for executive compensation is designed to link executive pay with the Company’s annual and long-term performance and to attract, motivate and retain excellent people by providing compensation opportunities that are both competitive and consistent with Company performance. The compensation program provides for lower base salaries and a significant portion of compensation that is “at risk.” The Company and the Compensation Committee utilize independent consulting firms to assist in the design and implementation of the executive and other compensation programs of the Company. Substantially all of the employees of the Company participate in incentive compensation plans.

     The compensation program is composed of three elements: base salary, cash bonus and long-term, cash and stock based incentives. The cash bonus is based primarily on financial performance, and the long-term incentives are tied to stock price performance, continued employment and the achievement of a multiple year financial performance goals. The stock based incentives include both stock options and restricted stock awards. For 2004, the Board of Directors adopted the Lance, Inc. 2004 Annual Performance Incentive Plan for Officers (the “Annual Incentive Plan”) as recommended by the Compensation Committee to reward advancement of annual financial performance goals. In addition, the Stock Award Committee adopted the Lance, Inc. 2004 Long-Term Incentive Plan for Officers (the “Long-Term Plan”), also as recommended by the Compensation Committee, pursuant to the Company’s 2003 Employee Stock Plan which was approved by the stockholders in 2003.

     The purposes of the Annual Incentive Plan and the Long-Term Plan include the following:

•	motivate behaviors that lead to the successful achievement of specific financial and operations goals that support the Company’s stated business strategy;

•	emphasize the link between performance and rewards for meeting predetermined specific goals;

•	focus participant’s attention on operational effectiveness from both an earnings and investment perspective;

•	promote performance orientation at the Company and communicate that greater responsibilities create greater rewards because more pay is “at risk”;

•	aligning the interests of executives and senior managers with those of stockholders by linking a substantial portion of compensation to the Company’s earnings per share and growth in consolidated net revenues;

•	provide a way to attract and retain executives and senior managers who are critical to the Company’s future success;

•	provide competitive total compensation for executives and managers commensurate with Company performance; and

•	keep fixed compensation costs low.

     In consultation with compensation consultants, the Compensation Committee designed Compensation and Benefits Assurance Agreements (“Benefits Agreements”) and Executive Severance Agreements (“Severance Agreements”) for key executives of the Company. Currently the Company is a party to Benefits Agreements with the Chief Executive Officer and five other senior executives of the Company and its subsidiaries and is party to Severance Agreements with the Chief Executive Officer and seven other senior executives of the Company and its subsidiaries. The Benefits Agreements and the Severance Agreements are described under “Executive Officer Compensation” below.

     In 2004 and prior years, the Compensation Committee recommended to the Board of Directors a base salary for the officers based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Committee has made adjustments to the Chief Executive Officer’s recommendations. In 2004, the Board of Directors accepted and approved the recommendations of the Compensation Committee. Those who served during the fiscal year as Chief Executive Officer and the four other highest paid executive officers are collectively referred to as the “Named Executive Officers.” The Compensation Committee also takes into account the fact that the Named Executive Officers have entered into certain compensation agreements with the Company including Benefits Agreements and Severance Agreements as further described under “Executive Officer Compensation” below.

     In considering base salaries for 2004, the Compensation Committee considered the compensation review, participation in the Annual Incentive Plan and participation in the Long-Term Plan, including the grant of stock options and restricted stock awards. The base salaries of the Named Executive Officers, excluding the Chief Executive Officer, were increased 6% in April 2004 over April 2003. With respect to the Chief Executive Officer, Mr. Stroup, during 2004 the Compensation Committee considered the same factors that it considered for all officers of the Company. Mr. Stroup’s base salary was increased by 6% in April 2004 over April 2003.

     Under the 2004 Annual Incentive Plan, cash bonus awards were paid for all but one of the Named Executive Officers, including the Chief Executive Officer, based on a percentage of base salary as a result of the attainment of specified financial and individual performance goals. The cash bonus award paid to the other Named Executive Officer was based on a percentage of his salary as a result of the attainment of specified financial performance goals. In determining the awards under the Annual Incentive Plan, the Compensation Committee made minor discretionary adjustments in the financial results on which the performance goals were calculated to remove the costs of discretionary awards for certain employees who are not Named Executive Officers, certain litigation and severance costs and certain computer software installation costs. The amount accrued under the Annual Incentive Plan was $1,203,900 for the Named Executive Officers of which $436,200 was accrued for the Chief Executive Officer.

     Under the 2004 Long-Term Plan, the executive officers of the Company were assigned target incentives based on a percentage of their respective base salaries. The target incentives were approved by the Stock Award Committee and are subject to change if the duties of an executive officer change significantly during the three year performance period. At the end of the performance period, the executive officers of the Company (including the Named Executive Officers and the Chief Executive Officer) will be entitled to an incentive award equal to a percentage of their respective target incentives based upon the Company meeting certain performance measures for consolidated earnings per share and compound annual growth in consolidated net revenues. Any earned incentive awards will be granted in early 2007 and will consist of 25% cash, 50% restricted stock and 25% stock options. Additional information regarding the Long-Term Plan is provided below under the heading “Long-Term Incentive Plan—Awards in Fiscal Year 2004.” During 2004, the Stock Award Committee awarded nonqualified stock options totaling 162,225 shares to approximately 100 other executives and senior managers under the 2003 Key Employee Stock Plan.

Compensation Committee:	Stock Award Committee:
William R. Holland, Chairman	William R. Holland, Chairman
Scott C. Lea	W. J. Prezzano
David V. Singer	David V. Singer
W. J. Prezzano	S. Lance Van Every
S. Lance Van Every

Compensation Committee and Stock Award Committee Interlocks and Insider Participation

     During fiscal year 2004, no member of the Compensation Committee or the Stock Award Committee was an officer or employee of the Company.

Report of the Audit Committee

     The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Management has primary responsibility for the financial statements and the financial reporting processes, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of the Company’s financial reporting and controls and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence from management and the Company.

     The Committee approved in advance all audit and non-audit services for 2004. These services are outlined in more detail under “Ratification of Selection of Independent Public Accountants” below.

     The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 25, 2004 for filing with the Securities and Exchange Commission.

Audit Committee:
Robert V. Sisk, Chairman	David V. Singer
David L. Burner	Isaiah Tidwell
W. J. Prezzano

Director Compensation

     Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as Directors. Directors who are not employees of the Company or its subsidiaries (other than the Chairman of the Board if he or she is not otherwise an employee of the Company) receive an annual fee of $18,000 plus $1,000 for each Board meeting attended and $650 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $500. Non-employee Directors who serve as a Committee Chairman receive an additional $2,000 per year. The Lead Independent Director receives an additional annual retainer of $18,000 per year.

     In 2003, the 2003 Director Stock Plan (the “2003 Director Plan”) was adopted and approved. Under the 2003 Director Plan, non-employee Directors are eligible to receive an annual award of 1,000 shares of restricted stock. Shares of restricted stock awarded under the 2003 Director Plan will vest on the later of 11 months after awarded or seven months after the Director ceases to serve as a Director. The 2003 Director Plan was adopted by the Board of Directors and approved by the stockholders at the 2003 Annual Meeting. Prior to 2003, non-employee Directors were eligible to receive stock options under the Company’s 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the “1995 Director Plan”). Under the 1995 Director Plan, each non-employee Director received an initial option grant to purchase 2,500 shares of Common Stock upon becoming a Director (exercisable after six months of service). The 1995 Director Plan also provided for annual option grants to purchase 4,000 shares of Common Stock on every May 1 to each non-employee Director continuing in office (other than the initial year) which became exercisable after one year’s service. There have been no options issued under the 1995 Director Plan for years ending after December 28, 2002.

Stockholder Return Performance Graph

     Included below is a line graph and a table comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company’s Peer Group for the period commencing December 23, 1999 and ending December 25, 2004 covering the Company’s five fiscal years ended on the last Saturday in December of 2000 through 2004.

     The Company has selected a Peer Group consisting of the four publicly traded companies named below, which are in the snack foods industry. The companies available for inclusion in the Peer Group are limited because virtually all of the Company’s direct competitors and peers are privately held companies or subsidiaries or divisions of larger publicly held companies.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER
GROUP

		Nasdaq Stock	Peer
Date	Lance, Inc.	Market	Group
December 23, 1999	100.00	100.00	100.00
December 29, 2000	147.60	61.80	91.90
December 28, 2001	181.00	50.00	126.00
December 27, 2002	151.10	34.20	134.20
December 26, 2003	203.30	50.00	163.50
December 23, 2004	271.90	54.80	210.20

     This graph and table assumes that $100 was invested on December 23, 1999 in the Company’s Common Stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Golden Enterprises, Inc., J&J Snack Foods Corp., Ralcorp Holdings, Inc. and Tasty Baking Company, and that dividends were reinvested.

Executive Officer Compensation

     The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended December 25, 2004, December 27, 2003 and December 28, 2002 to or for the account of the Chief Executive Officer and the Company’s four other highest paid executive officers (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual			Long Term
		Compensation			Compensation		All
				Other			Other
				Annual	Restricted	Securities	Annual
Name and				Compen-	Stock	Underlying	Com-
Principal	Fiscal	Salary	Bonus	sation	Award(s)	Options	pensation
Position	Year	($)	($)	($) (1)	($) (2)	(#SH)	($) (3)

Paul A. Stroup, III	2004	327,358	436,200	—	0	0	173,259
Chairman,	2003	315,000	224,400	—	84,860	46,800	93,805
President and	2002	305,437	0	—	105,485	25,050	51,564
Chief Executive
Officer

B. Clyde Preslar	2004	223,747	219,700	—	0	0	11,059
Vice President	2003	215,300	112,500	—	43,577	24,000	10,247
	2002	212,427	20,100	—	57,800	13,550	18,419

Frank I. Lewis	2004	230,653	206,200	—	0	0	8,206
Vice President	2003	221,700	115,800	—	44,723	24,750	7,508
	2002	219,104	0	—	59,968	14,000	6,908

Earl D. Leake	2004	176,170	172,200	—	0	0	88,673
Vice President	2003	169,520	88,600	—	34,403	18,900	50,921
	2002	167,263	13,500	—	46,240	10,700	13,735

L. Rudy Gragnani	2004	172,720	169,600	—	0	0	8,764
Vice President	2003	166,200	86,800	—	33,638	18,500	7,679
	2002	163,985	20,850	—	44,795	10,450	11,251

(1)	No Named Executive Officer has received personal benefits during the listed years in excess of the lesser of $50,000 or 10% of the total of annual salary and bonus.

(2)	Amount represents the dollar value of shares of restricted stock and performance restricted stock issued to the Named Executive Officers as of the date of the award. At December 25, 2004, the market value and holdings for each Named Executive Officer were as follows: Mr. Stroup $356,422 (7,850 restricted shares and 10,850 performance restricted shares); Mr. Preslar $188,218 (4,175 restricted shares and 5,700 performance restricted shares); Mr. Lewis $193,459 (4,250 restricted shares and 5,900 performance restricted shares); Mr. Leake $148,668 (3,300 restricted shares and 4,500 performance restricted shares); and Mr. Gragnani $144,856 (3,200 restricted shares and 4,400 performance restricted shares). Vesting of 50% of the restricted shares occurs on each of the second and fourth anniversaries of the award date of such shares if still employed by the Company. Vesting of the performance restricted shares occurs on the third anniversary of the award date if the Company achieves a specified financial performance goal for the three fiscal years ending after the award date. Dividends are payable on all restricted shares and performance restricted shares.

(3)	For fiscal year 2004, includes amounts contributed by the Company under the Company’s Profit-Sharing Retirement Plan as follows: Mr. Stroup $6,201, Mr. Preslar $6,069, Mr. Lewis $6,045, Mr. Leake $5,689 and Mr. Gragnani $5,617; amounts contributed by the Company under the Company’s Employee Stock Purchase Plan as follows: Mr. Stroup $1,620, Mr. Preslar $2,387, Mr. Leake $450 and Mr. Gragnani $1,725; premiums paid by the Company for term life insurance for the benefit of the respective Named Executive Officer as follows: Mr. Stroup $717, Mr. Preslar $717, Mr. Lewis $690, Mr. Leake $616 and Mr. Gragnani $601; amounts accrued by the Company under the Company’s Compensation Deferral and Benefit Restoration Plan as follows: Mr. Stroup $3,456, Mr. Preslar $1,067 and Mr. Lewis $651; amounts accrued in 2004 as supplemental retirement benefits under the Severance Agreements for Mr. Stroup $160,435 and Mr. Leake $81,098 and amounts contributed by the Company under its 401(k) plan as follows: Mr. Stroup $820, Mr. Preslar $820, Mr. Lewis $820, Mr. Leake $820 and Mr. Gragnani $820.

     Mr. Stroup, Mr. Preslar, Mr. Lewis, Mr. Leake and Mr. Gragnani are each a party to a Compensation and Benefits Assurance Agreement (a “Benefits Agreement”) with the Company and to an Executive Severance Agreement (a “Severance Agreement”) with the Company.

     The Benefits Agreements are substantially identical except that the initial term for Messrs. Stroup and Leake extends until December 31, 2011, the year in which they reach age 60, which was the same end of term date under each of their prior Executive Employment Agreements. The Benefits Agreements provide for the payment of specified benefits in the event of a Change in Control, as defined. A Change in Control for the purposes of a Benefits Agreement and a Severance Agreement means the acquisition of 25% or more of the voting securities of the Company by a person or group other than members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr. and their spouses; a change in the majority of the Board of Directors of the Company over a two year period; or approval by the stockholders of the Company of a sale of substantially all of the assets to an entity of which current Company stockholders own less than 60% of voting control, of the liquidation of the Company or of a merger, consolidation or reorganization after which current Company stockholders own less than 60% of voting control. Benefits are payable under a Benefits Agreement only if one of the following events occurs within three years of a Change in Control: involuntary termination of the executive without Cause, as defined; voluntary termination for Good Reason, as defined, including demotion, relocation or pay reduction; voluntary termination for any reason during the 13th month after the Change in Control; or breach of the Benefits Agreement by the Company or a successor to the Company. In such event, the executive would receive accrued compensation and benefits including the current year’s bonus; an amount equal to three times base salary plus three times the greater of the prior year’s actual or current year’s target bonus; an amount equal to the Profit Sharing Plan contribution based on the base salary and target bonus payment; up to 36 months of health insurance coverage; outplacement services; and an amount equal to any Federal excise taxes payable by the executive. The initial term for the Named Executive Officers under a Benefits Agreement is three years except for Messrs. Stroup and Leake, as described above. After the initial term, each Benefits Agreement automatically renews for successive one-year terms and may be terminated by the

Company on one year’s notice prior to the end of an initial or renewal term. In the event of a Change in Control, there is an automatic three-year extension.

     The provisions of the Severance Agreements are substantially identical except for Messrs. Stroup and Leake. In the event of involuntary termination of the executive without Cause, as defined, and prior to a Change in Control, as defined, the executive will receive accrued compensation and benefits including current year’s bonus plus an amount equal to base salary plus the current year’s target bonus. The initial term for a Severance Agreement is three years with automatic renewals for successive one-year terms. Each Severance Agreement may be terminated on one year’s notice prior to the end of an initial or renewal term.

     In connection with the agreement by Messrs. Stroup and Leake to terminate their prior Executive Employment Agreements, their Severance Agreements provide for the continuation of supplemental retirement benefits similar to those under each of their prior Executive Employment Agreements. Their Severance Agreements provide for supplemental retirement benefits equal to five times their base salary payable over 15 years after retirement or until age 75, if earlier. They may elect a lump sum equal to the present value of such payments. There is a death benefit equal to 75% of the remaining retirement benefit. They are eligible for retirement benefits at any time after December 31, 2011, or upon death or Disability, as defined. In the event of a Change in Control, as defined, they receive a lump sum equal to the present value of the retirement benefit on termination of employment following a Change in Control. The Company entered into an amendment to their Severance Agreements in 2001 to provide that the present value of such benefits will be calculated assuming that such benefits would commence with the date on which they were terminated and would continue for 15 years thereafter. The Company entered into a second amendment to their Severance Agreements in 2004 to provide that the present value of their supplemental retirement benefits would be placed in a trust for their benefit in the event of a Change in Control. They would also receive a severance benefit upon involuntary termination without Cause, as defined, prior to the earlier of a Change in Control or the last day of the Company’s fiscal year in which they reach age 60. Severance benefits for Messrs. Stroup and Leake consist of accrued compensation and benefits including current year’s bonus and two and one-half times the highest base salary paid to each of them, plus current year’s target bonus, provided that the amount is reduced for severance after age 57 1/2. There is also an immediate commencement of the supplemental retirement benefit, transfer of their Company cars to them, payment for unexercised vested stock options, health and medical insurance to age 60 and outplacement services.

     There were no grants of stock options or restricted stock to the Named Executive Officers during the fiscal year ended December 25, 2004. See below for the description of the Company’s 2004 Long-Term Incentive Plan for Officers.

     The following table shows, on an aggregated basis, each exercise of stock options or tandem SARs during the fiscal year ended December 25, 2004 by each of the Named Executive Officers and the 2004 fiscal year-end value of unexercised options and SARs.

Aggregated Option/SAR Exercises in the 2004 Fiscal Year
and FY-End Option/SAR Values

				Value of
				Unexercised
	Number of		Number of Securities	In-the-Money
	Securities		Underlying Unexercised	Options/SARs
	Underlying		Options/SARs	at FY-End
	Options/SARs	Value	at FY-End (#)Exercisable/	($)Exercisable/
Name	Exercised	Realized ($)	Unexercisable	Unexercisable
Paul A. Stroup, III	0	0	193,239/53,463	934,494/495,595
B. Clyde Preslar	0	0	91,425/28,025	478,963/257,405
Frank I. Lewis	20,000	135,745	42,938/28,812	353,114/264,858
Earl D. Leake	23,650	63,523	58,226/22,025	284,607/202,396
L. Rudy Gragnani	17,500	83,762	59,750/21,600	303,649/198,395

     The table below provides information concerning rights granted to the named executive officers in 2004 for the three-year performance period of 2004 through 2006 under the Company’s 2004 Long-Term Incentive Plan for Officers.

Long-Term Incentive Plan—Awards in Fiscal Year 2004

			Estimated Future Payouts Under Non-Stock
			Price-Based Plans(1)
	Number of	Performance or
	Shares,	Other Period Until
	Units or	Maturation
Name	Other Rights	or Payout	Threshold ($)	Target ($)	Maximum ($)(2)
Paul A. Stroup, III	N/A	12/30/2006	23,625	189,000	N/A
B. Clyde Preslar	N/A	12/30/2006	12,111	96,885	N/A
Frank I. Lewis	N/A	12/30/2006	12,471	99,765	N/A
Earl D. Leake	N/A	12/30/2006	9,520	76,163	N/A
L. Rudy Gragnani	N/A	12/30/2006	9,349	74,790	N/A

(1)	The Named Executive Officers were assigned target incentives in 2004 based on a percentage of their respective annual base salaries for the 2004 fiscal year. Target incentives are approved by the Stock Award Committee and are subject to change if the duties of a Named Executive Officer change significantly during the performance period. At the end of the performance period, the Named Executive Officers will be entitled to an incentive award equal to a percentage of their respective target incentives based upon the Company meeting certain performance measures for consolidated earnings per share and compound annual growth in consolidated net revenues. The incentive awards, if any, will be granted in early 2007 and will consist of 25% cash, 50% restricted stock and 25% stock options. The price used to calculate the number of shares of restricted stock issued will be the average of the high and low prices for the Company’s common stock on the date of the grant. The value used to calculate the number of stock options issued will be based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The exercise price of the stock options will be equal to the price used for the restricted stock grants. The stock options will be nonqualified, will vest on the date of the grant and will be exercisable for five years after such date. Fifty percent of the restricted stock will vest on the date of the grant and the balance will vest on the first anniversary of the grant date.

(2)	There is no maximum limit on the amount of an incentive award. If target performance measures are exceeded for the performance period, then incentive awards will be increased from the target incentive amounts on a straight line basis. There will be no incentive awards paid if a minimum performance measure is not achieved.

Equity Compensation Plans

     The following table sets forth certain information as of December 25, 2004, concerning outstanding options and rights to purchase Common Stock granted to participants in all of the Company’s equity compensation plans (including the Directors Plan) and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.

Equity Compensation Plan Information

Number of
securities
	Number of		remaining
	securities to		available for
	be issued	Weighted-	future issuance
	upon exercise	average exercise	under equity
	of	price of	compensation
	outstanding	outstanding	plans (excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
	rights	rights	column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,492,787	$13.74	1,626,798

Equity compensation plans not approved by security holders	—	—	—

Total	2,492,787	$13.74	1,626,798

(1)	Includes the 1991 Stock Option Plan, which was approved by the stockholders on April 19, 1991, the 1995 Directors Plan, which was approved by the stockholders on April 21, 1995, the Lance, Inc. 1997 Incentive Equity Plan, which was approved by the stockholders on April 18, 1997, the Lance, Inc, 2003 Key Employee Stock Plan, which was approved by the stockholders on April 24, 2003, and the Lance, Inc. 2003 Director Stock Plan, which was approved by the stockholders on April 24, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended

December 25, 2004, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with.

Approval of Lance, Inc. 2005 Employee Stock Purchase Plan

     On January 27, 2005, the Board of Directors adopted the Lance, Inc. 2005 Employee Stock Purchase Plan (the “Plan”), subject to approval by the stockholders at the 2005 Annual Meeting. Upon approval by the stockholders, the Plan will supersede and replace the previously established Employee Stock Purchase Plan of Lance, Inc. (the “Prior Plan”) and the account of each participant under the Prior Plan will become an account administered under the Plan. The following discussion summarizes the material features of the Plan and is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached to this proxy statement.

     Purpose. The purpose of the Plan is to give employees of the Company and its subsidiaries a means of purchasing stock in the Company through payroll deductions. The Company believes that ownership of stock by its employees will foster increased employee interest in the Company’s success, growth and development. The class of stock that is to be purchased under the Plan is the $.83-1/3 par value Common Stock of the Company (the “Common Stock”).

     Administration. The Plan is to be administered by Wachovia Bank, National Association (the “Agent”) or another administrator to be selected by the Company, subject to the supervision of an Administrative Committee (the “Committee”), which is appointed by the Board of Directors of the Company. The Agent will administer the Plan and receive and hold Common Stock in the Plan. The Agent, with the consent of the Committee, will have the power to establish procedures to effect equitably the provisions and intent of the Plan. The Committee may adopt rules, regulations and procedures to resolve matters that are not specifically covered by the Plan.

     Number of Shares. Up to 300,000 shares of the Common Stock may be purchased under the Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of Common Stock arising from stock splits, mergers, consolidations, reorganizations, liquidations or similar transactions.

     Eligibility and Participation. All regular full-time employees of the Company or its subsidiaries who are over 18 years old and have at least one full year of service are eligible to participate in the Plan on a voluntary payroll deduction basis, with the exception of employees who are deemed to own a beneficial interest of 5% or more of the Common Stock. Participation in the Plan is entirely voluntary. There are approximately 3,573 employees who are eligible to participate in the Plan.

     Contributions. Participants may elect to make contributions under the Plan each pay period in an amount ranging from a minimum of $5 per week to a maximum of 10% of the participant’s base pay for the pay period. The Company will deduct the authorized deduction from the participants paycheck each pay period and pay this amount to the Agent every four weeks. The Company will also make a contribution under the Plan every four weeks in an amount equal to 10% (or 25% for certain participants selected by the President and Chief Executive Officer of the Company) of the aggregate amount of the payroll deductions of a participant for that four week period. Officers of the Company, as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, are not eligible for the contribution rate in excess of 10%.

     Stock Purchases. The Agent shall use the amounts withheld from the participants and the amounts contributed by the Company to purchase shares of Common Stock on the open market at the then current market price. Purchases shall generally be made within 30 days after each four week period. The shares purchased by the Agent shall be allocated to each participant’s account on a proportionate basis. Shares may be purchased on any securities exchange on which the Common Stock is traded, in the over-the-counter market or in negotiated transactions, but no purchases may be made from the Company or any affiliate of the Company. Stock allocated to a participant’s account will be fully vested in the participant, and any cash dividends received by the Agent with respect to such shares will be used to purchase additional Common Stock for the participant.

     Retirement, Death or Termination of Employment. Notice of the retirement, death or termination of employment of a participant will constitute notice of withdrawal from the Plan. If the termination is by reason of death, settlement will be made to the participant’s duly appointed personal legal representative after the satisfaction of any applicable requirements of law.

     Amendment and Termination of the Plan. The Company may amend or terminate the Plan at any time upon 30 days written notice to participants and to the Agent setting forth the effective date of the amendment or termination. The Company, with the consent of the Agent, may also terminate or amend the Plan at any time upon immediate notice to the participants in order to correct any noncompliance of the Plan with any applicable law. Any amendments or termination, however, will not affect any Participant’s interest in the plan which has accrued before the date of the amendment or termination.

     Tax Considerations. The Plan will be a “non-qualified” stock purchase plan. The amount of the payroll deduction and Company contribution for each participant will be included in the participant’s gross income. The Company will compute withholding taxes and employment taxes by including employer contributions in compensation and without excluding any payroll deduction pursuant to the Plan. Cash dividends credited to a participant’s account will generally be included in the gross income of the participant for federal income tax purposes. A participant may also realize taxable gain or loss on the sale of the participant’s Common Stock by the Agent. Participants retain all responsibility for all reports and payments required by any applicable tax laws.

     Nonassignability; Sale of Stock Other Than by Withdrawal. Participants will generally have no right to sell, assign, encumber or otherwise dispose of their rights in their individual accounts. If a participant wishes to dispose of shares of Common Stock without withdrawing from participation, the participant may request the Agent to issue the stock certificates for such shares to the participant and the participant may dispose of the shares. Alternatively, a participant (other than a director of the Company, an officer of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any beneficial owner of more than 10% of the Company’s Common Stock) may request the Agent to sell a designated number of shares held in the participant’s account, and the participant shall bear the expenses of any such sale.

Board of Directors Recommendation and Required Vote

     The Board of Directors recommends a vote FOR approval of the 2005 Employee Stock Purchase Plan and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. The affirmative vote of a majority of the shares voting on the proposal, present in person or represented by proxy, at the Annual Meeting is required for approval of the Plan. Abstentions and shares not voted are not counted in determining a majority.

Ratification of Selection of Independent Public Accountants

     The Audit Committee of the Board of Directors has selected KPMG LLP as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the 2005 fiscal year, ending December 31, 2005. This selection is being presented to the stockholders for their ratification at the Annual Meeting. KPMG LLP has served as the Company’s independent certified public accountants and has audited the consolidated financial statements of the Company and its subsidiaries beginning with the 1991 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG LLP as the Company’s independent public accountants is not required by the Company’s Bylaws or otherwise. The Company is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit committee will reconsider its selection of KPMG LLP.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered and billed by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 25, 2004 and December 27, 2003 and fees billed for other services rendered by KPMG LLP during those periods. Certain amounts for 2003 have been reclassified to conform to the 2004 presentation.

	FY 2004	FY 2003
Audit Fees (1)	$380,830	$203,600
Audit-Related Fees (2)	68,445	164,580
Tax Fees (3)	15,550	11,050
All Other Fees (4)	—	—

	$464,825	$379,230

(1)	Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, audit of management’s assertion relating to internal controls over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” For fiscal 2004 and fiscal 2003, this category includes fees related to employee benefit plan audits, internal control reviews and general accounting assistance.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance and review. For fiscal 2004 and fiscal 2003, these services include the review of the Company’s federal, state and foreign tax returns.

(4)	All Other Fees consist of aggregate fees billed by KPMG LLP for products and services other than the services reported above. In fiscal 2004 and fiscal 2003, KPMG LLP did not bill the Company for any services in this category.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent public accountants in order to assure that the provision of such services does not impair the accountants’ independence. These services may include audit services, audit-related services, tax services and other services. Proposed services may either be subject to case-by-case pre-approval by the Audit Committee or may be pre-approved by the Audit Committee on a categorical basis. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson and may delegate such pre-approval authority to another member of the Audit Committee at its discretion. Any services approved by the Chairperson or such other member of the Audit Committee must be reported to the full Audit Committee at its next scheduled meeting. The Corporate Controller of the Company is required to periodically report to the full Audit Committee regarding the extent of services provided by the independent public accountants in accordance with the pre-approval policies and the fees for the services performed to date. None of the fees paid by the Company to the independent public accountants under the categories Audit-Related, Tax and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established under the regulations of the Securities and Exchange Commission.

Board of Directors Recommendation and Required Vote

     The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2005 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. The affirmative vote of a majority of the votes cast is required to ratify the selection of KPMG LLP. Abstentions and broker “non-votes” are not counted as being cast for purposes of ratifying the selection of KPMG LLP.

Stockholder Proposals for 2005 Annual Meeting

     Any proposal that a stockholder intends to present for action at the 2006 Annual Meeting of Stockholders must be received by the Company no later than November 21, 2005, in order for the proposal to be included in the proxy statement and form of proxy for the 2006 Annual Meeting of Stockholders. In addition, if the Company receives notice of stockholder proposals after February 5, 2006, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Stockholder proposals should be sent to Secretary, Lance, Inc., Post Office Box 32368, Charlotte, North Carolina 28232.

LANCE, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

          1. Establishment of Plan. Lance, Inc. (the “Company”) previously established the Employee Stock Purchase Plan of Lance, Inc. (the “Prior Plan”). Pursuant hereto, the Company hereby establishes a new plan, to be known as the Lance, Inc. 2005 Employee Stock Purchase Plan (the “Plan”), which shall supersede and replace the Prior Plan upon the Plan becoming effective pursuant to Paragraph 25 below.

          2. Purpose. The purpose of the Plan is to give employees of the Company and its subsidiaries wishing to do so a means of purchasing stock in the Company through payroll deductions. The Company believes that ownership of stock by employees will foster increased employee interest in the Company’s success, growth and development. The class of stock which is to be purchased under the Plan is the $.83-1/3 par value Common Stock of the Company (the “Stock”).

          3. Available Shares. Subject to the provisions of this Paragraph 3, the aggregate number of shares of Stock that may be purchased by Participants under the Plan shall not exceed 300,000 shares. Notwithstanding the foregoing, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of shares of Stock which may be purchased by Participants under the Plan as may be determined to be appropriate and equitable by the Administrative Committee (appointed by the Board of Directors of the Company), in its sole discretion.

          4. Eligibility. All regular full-time employees over 18 years of age with l full year of service are eligible to participate in the Plan on a voluntary payroll deduction basis. For purposes of the Plan, “regular full-time employee” means an employee of the Company or its subsidiaries with customary employment for at least 20 hours per week and five months per calendar year. However, when an employee who has become a participant in the Plan subsequently withdraws from the Plan, the employee is ineligible to rejoin the Plan for 24 full weeks from the Withdrawal Date (as defined in Paragraph 16). Notwithstanding any provision herein to the contrary, no employee of the Company who beneficially owns five percent (5%) or more of the Stock shall be eligible to participate in the Plan.

          5. Participation. Participation in the Plan is entirely voluntary. An eligible employee may become a participant in the Plan (“Participant”) by completing a Payroll Deduction Authorization Form and submitting it to the Corporate Benefits Department of the Company or the Human Resources Department of the Company’s subsidiaries at least five business days before the date on which the employee’s pay is to be subject to the first deduction. The employee incurs no fee on becoming a Participant.

          6. Employee Contribution. Each Participant shall make a contribution under the Plan each pay period in an amount determined by the Participant ranging from a minimum of $5 per week to a maximum of 10% of the Participant’s base pay for the pay period (or in the case of a commission sales representative, a maximum of 10% of the amount equal to the quotient of the Participant’s total sales commissions for the preceding calendar year divided by the number of pay periods in such year). The contribution for each pay period shall be a multiple of $1. Payroll deduction of contributions shall be made each pay period.

          Subject to the above limitations, the Participant may at any time change the amount of his or her payroll deduction by completing in duplicate a Change in Payroll Deduction Form and forwarding it to the Corporate Benefits Department of the Company or the Human Resources Department of the Company’s subsidiaries. This change will be effective for the pay period following the pay period in which the Change in Payroll Deduction Form is received.

          7. Employer Contribution. The Company shall make a contribution under the Plan every four weeks in an amount equal to 10% of the aggregate amount of the payroll deductions of a Participant for that four week period; provided, however, that the President and Chief Executive Officer of the Company may establish a Company contribution rate of up to 25% for any Participant as may be selected from time to time by the President and Chief Executive Officer of the Company, provided such Participant is not an officer of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934.

          8. The Agent. Wachovia Bank, National Association, or such other third party administrator as may be selected from time to time by the Company (the “Agent”), shall administer the Plan and receive and hold funds and Stock in the Plan. The Agent, with the consent of the Administrative Committee of the Company, shall have the power and authority to establish such procedures as the Agent deems necessary to effect equitably the provisions and intent of the Plan.

          9. Initiation of Participation in the Plan. The employee initiates his or her participation in the Plan by completing the Payroll Deduction Authorization Form and submitting it to the Corporate Benefits Department of the Company or the Human Resources Department of the Company’s subsidiaries at least five business days before the pay day on which the first payroll deduction is to be made. Upon timely receipt of the Payroll Deduction Authorization Form, and until the Participant withdraws from the Plan, the Company shall deduct the authorized deduction from the Participant’s paycheck each pay period and pay this amount to the Agent every four weeks.

          10. Stock Purchases. With the funds then available, the Agent shall purchase shares of Stock on the open market at the then current market price. The Company shall bear the expenses of such purchases. Purchases shall be made within 30 days after each four week period if the following three conditions are met: (a) prior to the date of purchase the Agent shall have received the employer and employee contributions for such four week period, (b) during such 30-day period, there shall be a trading day for the Stock, and (c) during such 30-day period purchases of the Stock shall be permitted under the Federal Securities laws and all other applicable laws. In the event that these three conditions are not met during the 30 days after the four week period, the Agent shall make purchases on the first day after such 30-day period on which these three conditions are met. The shares purchased by the Agent shall be allocated to the “Stock Position” in each Participant’s Account on a proportionate basis. No fractional shares shall be purchased in the market, but the Stock Position in each Participant’s “Account” shall reflect an allocation of fractional shares up to three decimal places. Shares may be purchased on any securities exchange on which the Stock is traded, in the over-the-counter market or in negotiated transactions; provided, however, that no purchases may be made from the Company or any affiliate of the Company. In making purchases, the Agent may commingle the Participant’s funds with those of other Participants. Neither the Company nor the Agent shall have any liability in connection with the timing of such purchases or the price at which the Stock is purchased.

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          11. Agent’s Custody of Stock. Stock allocated to a Participant’s Account is fully vested in the Participant, notwithstanding the fact that the Stock may be held in the name of the Plan, the Agent or the Agent’s nominee. Until otherwise notified in writing as provided in Paragraph 12, the Agent will hold the certificates for the shares of Stock held in each Participant’s Account and any cash dividends received by the Agent with respect to such shares will be used to purchase additional Stock for each Participant’s Account.

          Any stock dividend or shares issued pursuant to a stock split which are received by the Agent with respect to shares of Stock held in a Participant’s Account shall be credited to the Participant’s Stock Position on a proportionate basis. The Agent shall sell any stock rights or warrants applicable to any Stock held in a Participant’s Stock Account and add the proceeds to the “Cash Position” in the Participant’s Account. If such rights or warrants do not have a market value, the Agent may allow them to expire.

          12. Participant’s Rights in the Stock. Stock certificates shall be issued to a Participant for full shares in his or her Account upon written request to the Agent. After the issuance of such certificates, the Participant shall have all rights therein, and neither the Agent nor the Company shall have any responsibility with respect to such certificates or such Stock.

          The Agent will not vote shares held for the Participant’s Account. A proxy form will be forwarded to each Participant of record to be voted in his or her own discretion. All other communications from the Company to its stockholders will be forwarded to each Participant of record.

          13. Expenses. The Company will bear the expense of administering the Plan and having the Agent purchase shares of the Stock and hold them until certificates are issued to the Participants, including any brokerage commissions and transfer taxes in transferring the Stock from the Plan to the Participants.

          If a Participant requests that Stock in his or her Account be sold pursuant to Paragraph 15 or Paragraph 23, the Participant shall bear the expenses which a person would normally pay if he or she sold shares through a broker. Such expenses, which shall include any broker’s fees, commissions and postage actually incurred, shall be deducted from the Participant’s proceeds from the sale of such shares.

          14. Reports to Participants. The Agent shall render a report to each Participant as soon as practicable after the end of each month in which any change occurs in such Participant’s Account. The report shall show for the month then ended: (a) employee payroll deductions, (b) employer contributions, (c) dividends credited, (d) shares allocated or credited to the Participant’s Stock Position, (e) the cost per share of allocated shares, (f) the number of shares for which certificates have been issued and (g) the beginning and ending balances of the Stock Position and Cash Position in the Participant’s Account.

          15. Withdrawal From Plan. A Participant may withdraw from the Plan upon written notice to the Company and the Agent.

          Upon withdrawal, the Participant’s Account shall be closed and certificates for all full shares of Stock in his or her Account shall be issued to the Participant. No fractional shares shall be issued to the Participant, but the value of any such fractional interest which has been credited to his or her Stock Position shall be credited to the Cash Position in his or her Account. Such fractional interest shall be valued in proportion to the market value (as

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determined in accordance with Paragraph 16) of one share of the Stock at the close of trading on the Withdrawal Date (as defined in Paragraph 16).

          If the Participant requests in his or her notice of withdrawal, the Agent shall sell all (but not less than all) of the full shares of Stock held in the Participant’s Account; provided, however, that no Participant who is a Director of the Company or an officer of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, or who is the holder of 10% or more of the Company’s Common Stock, may request the Agent to sell any of the shares of Stock held in his or her Account. The shares shall be sold “at market” on the Withdrawal Date and the net proceeds of such sale (proceeds less the costs of sale) will be remitted to the Participant in lieu of issuing certificates for such full shares. If the Participant does not specifically so request, the Agent will not sell any full shares but will issue the certificates for such shares to the Participant in his or her own name.

          As soon as practicable after the Withdrawal Date, the Agent will forward to the Participant the certificates for any full shares of Stock in the Participant’s Account (as shown by his or her ending Stock Position) and a check for the amount of uninvested funds in his or her Account, including credit for the value of any fractional interest and the net proceeds of any sale of full shares (as shown by his or her ending Cash Position).

          An employee who withdraws from participation in the Plan is ineligible to rejoin the Plan for at least 24 weeks from the Withdrawal Date. An employee may cease having payroll deductions made under the Plan without withdrawing from the Plan so long as the employee does not request that Stock or funds held in his or her Account be distributed to him or her.

          16. Determination of “Market Value” and “Withdrawal Date”. For purposes of Paragraph 15, “market value” shall be (a) if the Stock is listed on a national securities exchange or traded on the NASDAQ Stock Market, the mean between the highest price and the lowest price at which the Stock shall have been sold regular way on a national securities exchange or the NASDAQ Stock Market on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of the Stock, or (b) if the Stock shall not be listed on a national securities exchange or traded on the NASDAQ Stock Market, the mean between the bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (c) if at any time quotations for the Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Stock shall not be listed on any national securities exchange or traded on the NASDAQ Stock Market, the fair market value determined by the Administrative Committee in such manner as it may deem reasonable.

          The “Withdrawal Date” shall be the tenth business day after the completion of purchases under the Plan for the four week period in which the Participant’s notice of withdrawal from participation in the Plan is received by the Company; provided, however, that for purposes of determining the “market value” of fractional interests in shares, if there has been no reported trading in the Stock on the Withdrawal Date, then such fractional interests shall be valued in proportion to the “market value” of the Stock on the first date preceding the Withdrawal Date on which trades in the Stock were reported.

          17. Retirement, Death or Termination of Employment. Notice of the retirement, death or termination of employment of an employee constitutes notice of withdrawal from the Plan. If the termination is by reason of death, settlement will be made

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to the Participant’s duly appointed personal legal representative after the satisfaction of any applicable requirements of law.

          18. Administration of the Plan. The Plan is to be administered by the Agent subject to the supervision of the Administrative Committee of the Company. The Administrative Committee may adopt rules, regulations and procedures to resolve matters not specifically covered by the Plan. The Board of Directors of the Company retains all power and right to amend or terminate the Plan, as set forth in Paragraph 19.

          19. Amendment and Termination of the Plan. The Company reserves the right to amend or terminate this Plan at any time upon 30 days written notice to Participants and to the Agent setting forth the effective date of the amendment or termination. The Company, with the consent of the Agent, may also terminate or amend the Plan at any time upon immediate notice to the Participants in order to correct any noncompliance of the Plan with any applicable law. Any amendments or termination, however, will not affect any Participant’s interest in the Plan which has accrued before the date of the amendment or termination.

          In the event of termination of the Plan, the Agent will make a distribution of Stock and cash as if each Participant had withdrawn from the Plan. As soon as practicable, the Agent will issue to each Participant certificates for all of the full shares held in his or her Account plus a check in an amount equal to the Cash Position in his or her Account.

          20. Risk of Stock Ownership. The Participant assumes all risks inherent in any stock purchase with respect to any Stock purchased under the Plan, whether or not the actual stock certificate has been issued to the Participant. A Participant has no guarantee against a decline in the price or value of the Stock, and the Company assumes no obligation for repurchase of the Participant’s Stock purchased under the Plan. A Participant has all the rights of any other stockholder of the Stock with respect to the full shares of Stock issued to him or her under the Plan.

          21. Liability of Company and Agent. Neither the Company nor the Agent shall be liable for any act done in good faith or for any omission to act, including without limitation any claims of liability (a) with respect to the prices at which shares are purchased or sold for a Participant’s Account and the times when such purchases or sales are made, (b) for any fluctuation in the market value after purchase or sale of shares, or (c) for continuation of a Participant’s Account until receipt by the Company and Agent of notice in writing of such Participant’s death.

          22. Tax Consequences. The Plan is established as a “non-qualified” stock purchase plan. Neither the Company nor the Agent makes any representation as to the tax consequences of an individual employee’s participation in the Plan. The amount of the payroll deduction for each Participant will be included in his or her gross income with the rest of his or her compensation and the employer contributions allocated to each Participant will constitute compensation income to him or her. The Company will compute withholding taxes and employment taxes by including employer contributions in compensation and without excluding any payroll deduction pursuant to the Plan. Cash dividends credited to the Participant’s Cash Account will generally be included in the gross income of the Participant for Federal income tax purposes. A Participant may also realize taxable gain or loss on the sale of his or her Stock by the Agent. The Participant retains all responsibility for all reports and payments required by any applicable tax laws.

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          23. Nonassignability; Sale of Stock Other Than by Withdrawal. Except as expressly provided herein, a Participant shall have no right to sell, assign, encumber or otherwise dispose of his or her rights in his or her individual Account. No Participant shall have any right to draw checks or drafts against his or her individual Account or to instruct the Agent to perform any act not expressly provided for herein.

          If the Participant wishes to dispose of his or her shares of Stock held in his or her Account without withdrawing from participation, he or she may request the Agent pursuant to Paragraph 12 of the Plan to issue directly to him or her stock certificate(s) for a designated number of the full shares of Stock held in his or her Account and then dispose of such shares himself or herself.

          In addition, a Participant (other than a Director of the Company, an officer of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any holder of more than 10% of the Company’s Common Stock) who wishes to sell his or her shares of Stock held in his or her Account without withdrawing from participation may request the Agent to sell on the Participant’s behalf a designated number of the full shares of Stock held in the Participant’s Account pursuant to the terms of this Paragraph. The Participant shall bear the expenses of such sale. The shares to be sold on behalf of the Participant shall be sold “at market” on the next Friday following receipt of the Participant’s request to sell if the following three conditions are met: (a) prior to that Friday the Agent shall have received a request from the Participant to sell a designated number of his or her full shares, (b) there shall be trading in the Stock, and (c) sales of the Stock shall be permitted under the Federal Securities laws and all other applicable laws. In the event that these three conditions are not met on the next Friday following receipt of the Participant’s request to sell, the Agent shall endeavor to sell the Participant’s Stock on the first day after that Friday on which the three conditions are met. The shares sold on behalf of the Participant shall be deducted from the “Stock Position” in that Participant’s Account. No fractional shares shall be sold in the market. In arranging for the sale, the Agent may commingle the selling Participant’s Stock with the Stock of other selling Participants. Neither the Company nor the Agent shall have any liability in connection with the timing of such sale or the price at which the Stock is sold.

          As soon as practicable after the sale of the Participant’s Stock, the Agent will forward to the Participant the net proceeds of such sale (proceeds less the costs of sale and any commissions or other fees involved).

          24. Notices. All notices required to be sent to the Agent shall be sent to:

Wachovia Bank, National Association
Corporate Trust Department
1525 West W.T. Harris Boulevard
Charlotte, North Carolina 28254-3435

All notices required to be sent to the Company shall be sent to:

Lance, Inc.
Post Office Box 32368
Charlotte, North Carolina 28232
Attention: Secretary

All notices to Participants shall be sent to the address shown on the Participant’s Payroll Deduction Authorization Form, or such new address as the Participant provides in writing to

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the Agent and the Company. All notices to Participants shall be deemed to have been given at the earlier of (i) the date on which the Participant actually receives notice or (ii) two days after notice is mailed, postage prepaid, to the address at which notices to the Participant are to be sent in accordance with this Section.

          25. Effective Date; Coordination With Prior Plan. The Plan is not effective until approved by the stockholders of the Company. After approval by the stockholders, participation in the Plan and payroll deductions thereunder will begin at such times as the Administrative Committee shall direct. Upon the Plan becoming effective, the Account (as described in the Prior Plan) of each Participant in the Prior Plan shall become an Account administered under the terms and provisions of this Plan.

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[LOGO]

We urge you to vote your shares by proxy even if you plan to attend the 2005 Annual Meeting of Stockholders. You can always change your vote at the meeting. There are three ways to vote your proxy.

BY TELEPHONE	BY INTERNET	BY MAIL

(Available only until 3:00 p.m. Eastern Daylight Time on April 20, 2005)	(Available only until 3:00 p.m. Eastern Daylight Time on April 20, 2005)	Mark, sign and date your proxy card and return it in the postage paid envelope.

On a touch-tone telephone, call TOLL FREE (888) 216-1288, 24 hours a day, 7 days a week. You will be asked to follow the prerecorded directions.	Access the internet voting website at https://www.proxyvotenow.com/lnc. Follow the instructions on your screen. You will incur only your usual Internet charges.	If you are entering instructions by telephone or Internet, please do not mail your proxy card.

The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3.

1.	ELECTION OF DIRECTORS: Nominees are Barbara R. Allen (01), W. J. Prezzano (02) and Robert V. Sisk (03).

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT

2.	APPROVAL OF LANCE, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	RATIFICATION OF SELECTION OF KPMG LLP AS AUDITORS

☐ FOR ☐ AGAINST ☐ ABSTAIN

Instructions: To withhold authority for any nominee, mark the “For All Except” box and write that nominee’s name below.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature

Signature (If held jointly)

Date

When signing as attorney, executor, administrator, trustee, guardian, officer, etc., give title as such.

[LOGO]	LANCE, INC.	PROXY

Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders to be held April 21, 2005

     The stockholder signing on the reverse hereby appoints Paul A. Stroup, III, B. Clyde Preslar and Earl D. Leake, and each of them, proxies, with full power of substitution, with the powers the stockholder would possess if personally present, to vote, as designated hereon, all shares of the $.83-1/3 par value Common Stock of the stockholder in Lance, Inc. at the Annual Meeting of Stockholders to be held on April 21, 2005, and at any adjournment thereof.

     This proxy will be voted as specified hereon and, unless otherwise directed, will be voted FOR the election of all nominees as directors and FOR proposals 2 and 3.

     Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

     Please date and sign on the reverse and return promptly in the enclosed postage paid envelope.

If your address has changed, please write your new address here: